Novatel Wireless Reports Third Quarter 2015 Financial Results
Revenue Increases 23% from Third Quarter of 2014
IoT Revenue Grows 83% from Third Quarter of 2014 with Increased Gross Margins
Positive Adjusted EBITDA Guidance for Fourth Quarter Includes Recently-Acquired DigiCore Holdings Ltd.
SAN DIEGO—November 5, 2015 -- Novatel Wireless, Inc. (NASDAQ: MIFI), a leading provider of solutions for the Internet of Things (IoT) and inventors of MiFi® technology, announced financial results for the third quarter ended September 30, 2015.
“The acquisitions of Feeney Wireless and DigiCore have truly changed the game for Novatel Wireless. We anticipate that half of the Company’s revenues in the fourth quarter will relate to the Internet of Things, with an increasing mix of higher-margin SaaS and services revenues to combine with our stable and strong MiFi device business. The addition of DigiCore’s fleet and vehicle SaaS telematics offerings, with DigiCore’s installed base of approximately 155,000 fleet subscribers for the Ctrack™ telematics platform, plus another 190,000 Ctrack subscribers for consumer and commercial vehicle tracking, is expected to cause our non-GAAP gross margins from IoT products to leap from 30% in the third quarter to more than 45% in the fourth quarter,” said Sue Swenson, Chair and CEO of Novatel Wireless. “Over the past few months, we delivered on our cost rationalization targets and completed our acquisition activities, setting the stage for a return to positive adjusted EBITDA in the fourth quarter and beyond. We are now squarely focused on strategy execution, integration and operational excellence.”
Third Quarter 2015 Financial Highlights
The Company announced the following U.S. GAAP (“GAAP”) financial results for the third quarter of 2015:

•
Revenue increased by 23.1% to $54.6 million in the third quarter of 2015, compared to $44.3 million in the third quarter of 2014. Revenue from machine-to-machine (“M2M”) products and services was $17.4 million in the third quarter of 2015, increasing by 82.7% from $9.5 million in the third quarter of 2014, due to the Company’s focus on growing IoT revenues as well as the acquisition of Feeney Wireless (“FW”) earlier this year. Revenue from mobile computing products was $37.1 million in the third quarter of 2015, increasing by 6.8% from $34.8 million in the third quarter of 2014, primarily driven by ongoing sales of the Company’s MiFi 6620L offering.

•
Net loss per share was ($0.38) in the third quarter of 2015, with a net loss of ($20.8 million), compared to net loss per share of ($0.23), with a net loss of ($8.8 million), in the third quarter of 2014. The net loss for the third quarter of 2015 included a $10.5 million charge for a non-cash change in an acquisition-related escrow account for the purchase of DigiCore Holdings Ltd. (“DigiCore”), a $2.1 million charge for amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes issued in June 2015, $2.8 million of charges related to estimated contingent earn-out payments related to the acquisition of FW and adjustments to the inventory valuation for FW based on the fair value of finished goods, $1.0 million of restructuring charges related to the Company’s cost containment initiatives, and $0.7 million of professional fees and transactional expenses related to the acquisition of DigiCore.

•	As of September 30, 2015, the Company had cash and cash equivalents of $10.2 million, with no amounts drawn down on its $25 million revolving credit facility with Wells Fargo Bank.
The Company also announced the following non-GAAP financial results for the third quarter of 2015. A reconciliation of these non-GAAP financial measures to the Company’s GAAP financial results is included in the tables accompanying this news release:

•
Non-GAAP gross profit increased by 41.8% to $15.0 million in the third quarter of 2015, from $10.6 million in the third quarter of 2014, driven by a combination of increased revenue and increased gross margins across all product sets. Non-GAAP gross margin increased to 27.5% in the third quarter of 2015, compared to 23.9% in the third quarter of 2014, as the Company transitions toward an improved mix of higher margin products, and with M2M revenue comprising approximately 32% of the Company’s total revenue in the third quarter of 2015. Non-GAAP gross margin on M2M products and solutions increased to 30.2% in the third quarter of 2015, compared to 26.6% in the third quarter of 2014, and non-GAAP gross margin on mobile computing products increased to 26.2% in the third quarter of 2015, compared to 23.1% in the third quarter of 2014.

•
Non-GAAP operating expenses decreased by 15.8% to $16.3 million in the third quarter of 2015, compared to $19.3 million in the second quarter of 2015, due to the success of the Company’s restructuring activities initiated in the third quarter which reduced annualized operating costs and expenses by $10 million. The cost containment activities included reducing the Company’s headcount by 34, or approximately 9% of the total workforce, and eliminating 21 outsourced or contractor positions, and was complemented by additional strategies to reduce costs. On a year-over-year basis, non-GAAP operating expenses increased by 26.8% compared to $12.8 million in the third quarter of 2014, due to recently-acquired FW’s operating structure and costs being included within the Company’s operating expenses for the third quarter of 2015.

•
Adjusted EBITDA improved by 47.0% to ($0.3 million) in the third quarter of 2015, compared to ($0.6 million) in the third quarter of 2014. This improvement was driven by a combination of increased revenue and higher gross margins from a better product mix.

•
Non-GAAP net loss for the third quarter of 2015 improved by 18.4% to ($1.9 million), or ($0.04) per share, compared to a net loss of ($2.4 million), or ($0.06) per share, in the third quarter of 2014. Non-GAAP net loss improved during the third quarter of 2015 due to the Company’s revenue growth and increased gross margins.

Recent Highlights
The Company’s business and organizational highlights since the beginning of the third quarter include:

•
On October 5, 2015, the Company closed its acquisition of DigiCore, with its Ctrack™ SaaS offerings for the fleet management, user-based insurance, and asset tracking and monitoring markets. The acquisition added 345,000 Ctrack subscribers to the Company’s growing SaaS base, including 155,000 fleet SaaS subscribers and 190,000 subscribers for other consumer and commercial vehicle tracking solutions. DigiCore significantly increases the Company’s global footprint, with DigiCore having a presence in over 50 countries spanning six continents. The Company is currently developing its strategy to increase penetration for Ctrack into newer markets, including the United States.

•
DigiCore was selected to provide a custom solution for KLM Equipment Services (KLM) at the Amsterdam Airport Schiphol, providing a platform that different companies and KLM departments at the airport can use to manage employee access to equipment. Ctrack ensures that only approximately 5,000 of the 60,000 airport employees have access to KLM’s equipment via identification software and Ctrack GPS units. KLM can use a desktop computer, smartphone or tablet to view where specific equipment is located to enable more efficient use of KLM’s airport vehicles. The access card registration system also records the length of time each employee uses the equipment, enabling automatic invoicing.

•
Mercedes Benz South Africa selected DigiCore on November 1, 2015 to be the preferred supplier of stolen vehicle recovery units for every commercial vehicle sold with Mercedes Benz’s Fleetboard telematics device. An optional dashboard camera solution provided by DigiCore also will be offered to all Mercedes Benz South Africa commercial clients.

•
FW announced two new products to complement their full lineup of IoT modems and appliances. In September 2015, FW launched the Skyus-DS, a rugged, low-cost embedded modem kit designed to handle the demanding environments of the Internet of Things. While harnessing the power and simplicity of the original Skyus™, this new version adds interchangeable SIM cards and GPS. FW also announced a planned December 2015 launch of the Skyus X, a cellular routing appliance designed to withstand harsh mobile environments, while remaining highly available and secure.

•
The Company announced a partnership with surveillance specialist QVIS Monitoring LTD on July 7, 2015, to deliver turnkey mobile tracking solutions throughout the United Kingdom for consumer and commercial telematics, including a bundled offering with hardware, SaaS, airtime and managed services.

•
The Company launched the MiFi® U620L 4G LTE Global USB for Verizon Wireless (NASDAQ:VZ), based on the proven MiFi 6600 family of award-winning mobile hotspots, on July 16, 2015. The U620L is designed to support the most demanding IoT bandwidth requirements as well as offer basic 4G LTE connectivity in a versatile, secure USB stick providing "future proof" connectivity for all applications and use cases.

•
The Company announced the availability of the MiFi® M100 LTE hotspot in September 2015 with U.S. Cellular (NYSE:USM), the nation's fifth largest wireless carrier, to deliver best-in-class 4G LTE mobile broadband to U.S. Cellular customers. This is the first LTE-only MiFi brand mobile hotspot for North America, equipped with numerous bands for exceptional coverage, including Band 12 for coverage in underserved areas.

•
Sue Swenson was appointed as Chief Executive Officer of the Company on October 27, 2015, replacing Alex Mashinsky. Ms. Swenson has been a member of the Company’s Board of Directors since 2012 and has served as Chair of the Board since 2014. Ms. Swenson brings decades of leadership experience and operational expertise in the wireless technologies industry, with prior service as president and COO of PacTel Cellular (which later became part of AirTouch Cellular), CEO and president of Cellular One, president of Leap Wireless, COO of T-Mobile USA, COO of Amp'd Mobile, and CEO of Sage, North America. Ms. Swenson is Chair of FirstNet and also sits on a number of other boards including those of Harmonic, Spirent Plc and Wells Fargo.

Combined Company Fourth Quarter Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission.
Our guidance for the fourth quarter of 2015 reflects current business indicators and expectations as of the date of this news release, current exchange rates for foreign currencies, as well as preliminary assessments of historical DigiCore results adjusted to conform to U.S. GAAP. Novatel Wireless expects to complete the conversion of DigiCore historical results from International Financial Reporting Standards (“IFRS”) to GAAP by December 18, 2015 and plans to provide a pro forma income statement for the combined company for the nine months ended September 30, 2015, prepared in accordance with GAAP, at that time.

Fourth Quarter 2015 Outlook
Revenue	$66 million - $72 million
Non-GAAP Gross Margin	34% - 37%
Non-GAAP Operating Expenses	$26 million - $28 million
Adjusted EBITDA	$0.1 million - $1.7 million
Non-GAAP Net Loss Per Share	$(0.08) - $(0.05)
Weighted Average Shares Outstanding	approximately 56 million
Our fourth quarter outlook is inclusive of the following anticipated contribution from newly-acquired DigiCore to the Company’s fourth quarter financial results:

Revenue	$14 million - $17 million
Non-GAAP Gross Margin	68% - 71%
Adjusted EBITDA	$2.0 million - $2.5 million
Conference Call Information
Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-800-860-2442

•	International parties can access the call at 1-412-858-4600
Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the “Investors” section of the Company's website at www.novatelwireless.com. A telephonic replay of the conference call will also be available one hour after the call and will be available until November 17, 2015. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10075142#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS
Novatel Wireless, Inc. (Nasdaq: MIFI) is a leader in the design and development of M2M wireless products and solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and SaaS services to carriers, distributors, retailers, governments, OEMs and vertical markets worldwide. Product lines include MiFi® Mobile Hotspots, embedded modules, FW IoT appliances and project-based manufacturing, CTrack™ fleet and vehicle telematics, mobile tracking and asset tracking solutions, and robust and scalable SaaS offerings for M2M and telematics applications. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. For more information please visit www.novatelwireless.com. @MIFI
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the fourth quarter ending December 31, 2015, future demand for our products, the expected impact of acquisition activity, the anticipated cost savings from our restructuring actions, and the expected treatment of DigiCore’s financial performance under GAAP, including statements made by Sue Swenson, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) the Company’s ability to successfully integrate FW, DigiCore and any other businesses, products, technologies or personnel that we may acquire in the future, (8) unexpected liabilities or expenses, (9) the Company's ability to introduce new products in a timely manner, (10) litigation, regulatory and IP developments related to our products or component parts of our products, (11) dependence on a small number of customers, (12) the effect of changes in accounting standards and in aspects of our critical accounting policies and (13) the Company's plans and expectations relating to acquisitions, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.
These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Novatel Wireless has provided in this news release financial information that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, share-based compensation expense, charges associated with a non-cash change in an acquisition-related escrow account for the purchase of DigiCore and a non-cash change in fair value of a Company-issued warrant to purchase common stock, amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes, charges related to estimated contingent earn-out payments related to the acquisition of FW and adjustments to the inventory valuation for FW based on the fair value of finished goods, and professional fees and transactional expenses related to the acquisition of DigiCore. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the convertible debt).
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.
We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. We believe that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculations of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP metrics. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Limitations in relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this news release with our GAAP financial results.
(C) 2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.

###

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com

Source: Novatel Wireless, Inc.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues	$54,577	$44,330	$162,886	$129,884
Cost of net revenues	40,109	33,844	120,461	105,343
Gross profit	14,468	10,486	42,425	24,541
Operating costs and expenses:
Research and development	7,687	7,006	28,135	24,164
Sales and marketing	3,948	2,790	12,403	9,816
General and administrative	9,110	3,381	23,462	12,881
Amortization of purchased intangible assets	273	141	1,096	421
Restructuring charges	953	1,064	789	7,480
Total operating costs and expenses	21,971	14,382	65,885	54,762
Operating loss	(7,503)	(3,896)	(23,460)	(30,221)
Other income (expense):
Change in fair value of warrant liability	—	(4,788)	—	(4,788)
Non-cash change in acquisition-related escrow	(10,533)	—	(10,317)	—
Interest expense, net	(2,407)	(63)	(3,319)	(28)
Other expense, net	(359)	(61)	(658)	(118)
Loss before income taxes	(20,802)	(8,808)	(37,754)	(35,155)
Income tax provision	45	24	139	73
Net loss	$(20,847)	$(8,832)	$(37,893)	$(35,228)

Per share data:
Net loss per share:
Basic and diluted	$(0.38)	$(0.23)	$(0.73)	$(0.99)
Weighted average shares used in computation of net loss per share:
Basic and diluted	55,181	38,167	51,648	35,568

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,219	$17,853
Accounts receivable, net	34,145	24,213
Inventories	40,197	37,803
Prepaid expenses and other	9,297	7,912
Total current assets	93,858	87,781
Property and equipment, net	3,869	5,279
Intangible assets, net	18,945	1,493
Acquisition-related escrow	77,957	—
Goodwill	3,194	—
Other assets	201	467
Total assets	$198,024	$95,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,057	$34,540
Accrued expenses	24,483	23,844
Total current liabilities	52,540	58,384
Long-term liabilities:
Convertible senior notes, net	80,350	—
Revolving credit facility	—	5,158
Other long-term liabilities	15,851	932
Total liabilities	148,741	64,474
Stockholders’ equity:
Common stock	53	46
Additional paid-in capital	498,288	466,665
Accumulated deficit	(449,058)	(411,165)
	49,283	55,546
Treasury stock at cost	—	(25,000)
Total stockholders’ equity	49,283	30,546
Total liabilities and stockholders’ equity	$198,024	$95,020

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(20,847)	$(8,832)	$(37,893)	$(35,228)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,505	1,848	4,484	5,889
Provision for bad debts, net of recoveries	105	78	62	187
Provision for excess and obsolete inventory	511	—	810	3,033
Share-based compensation expense	1,254	377	3,227	1,616
Change in fair value of warrant liability	—	4,788	—	4,788
Non-cash change in acquisition-related escrow	10,533	—	10,317	—
Amortization of debt discount and debt issuance costs	2,112	—	2,581	—
Changes in assets and liabilities:
Accounts receivable	(832)	(2,641)	(6,664)	11,600
Inventories	(1,100)	(2,117)	6,804	(3,379)
Prepaid expenses and other assets	(1,339)	(870)	(574)	1,300
Accounts payable	1,048	3,013	(13,868)	5,500
Accrued expenses, income taxes, and other	149	(6,165)	4,417	(4,790)
Net cash used in operating activities	(6,901)	(10,521)	(26,297)	(9,484)
Cash flows from investing activities:
Acquisition-related escrow	—	—	(88,274)	—
Acquisition, net of cash acquired	—	—	(9,063)	—
Purchases of property and equipment	(383)	(272)	(996)	(1,513)
Purchases of intangible assets	—	(143)	(224)	(143)
Purchases of marketable securities	—	(429)	—	(1,255)
Marketable securities maturities / sales	—	8,568	—	18,513
Net cash provided by (used in) investing activities	(383)	7,724	(98,557)	15,602
Cash flows from financing activities:
Gross proceeds from the issuance of convertible senior notes	—	—	120,000	—
Payment of issuance costs related to convertible senior notes	—	—	(3,540)	—
Proceeds from the exercise of warrant to purchase common stock	—	—	8,644	—
Net repayments on revolving credit facility	—	—	(5,158)	—
Payoff of acquisition-related assumed liabilities	—	—	(2,633)	—
Proceeds from the issuance of Series C preferred stock and common stock, net of issuance costs	—	14,163	—	14,163
Principal repayments of short-term debt	—	—	—	(2,566)
Proceeds from stock option exercises and ESPP, net of taxes paid on vested restricted stock units	(58)	(91)	257	(375)
Net cash provided by (used in) financing activities	(58)	14,072	117,570	11,222
Effect of exchange rates on cash and cash equivalents	(352)	(37)	(350)	(88)
Net increase (decrease) in cash and cash equivalents	(7,694)	11,238	(7,634)	17,252
Cash and cash equivalents, beginning of period	17,913	8,925	17,853	2,911
Cash and cash equivalents, end of period	$10,219	$20,163	$10,219	$20,163

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(20,847)	$(0.38)	$(37,893)	$(0.73)
Adjustments:
Share-based compensation expense (a)	1,254	0.02	3,227	0.06
Purchased intangibles amortization (b)	585	0.01	1,408	0.03
Acquisition-related charges (c)	3,469	0.06	7,720	0.15
Convertible notes discount and issuance costs amortization (d)	2,112	0.04	2,581	0.05
Non-cash change in acquisition-related escrow (e)	10,533	0.19	10,317	0.20
Retention bonus (f)	—	—	5,200	0.10
Restructuring charges (g)	953	0.02	789	0.01
Non-GAAP net loss	$(1,941)	$(0.04)	$(6,651)	$(0.13)

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the FW and DigiCore acquisitions and also include fair value adjustments of FW acquired finished goods and contingent earn-out and other acquisition-related expenses.

(d)	Adjustments reflect debt discount and debt issuance costs amortization on convertible notes.

(e)	Adjustments reflect the non-cash change in an acquisition-related escrow account for the purchase of DigiCore.

(f)	Adjustments reflect accruals for an all-employee retention bonus plan.

(g)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended September 30, 2015
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Acquisition-related charges and inventory fair value adjustments (d)	Non-GAAP
Cost of net revenues	$40,109	$49	$312	$—	$179	$39,569
Operating costs and expenses:
Research and development	7,687	196	—	—	—	7,491
Sales and marketing	3,948	135	—	—	—	3,813
General and administrative	9,110	874	—	—	3,290	4,946
Amortization of purchased intangibles assets	273	—	273	—	—	—
Restructuring charges	953	—	—	953	—	—
Total operating costs and expenses	$21,971	1,205	273	953	3,290	$16,250
Total		$1,254	$585	$953	$3,469

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the FW and DigiCore acquisitions and also include fair value adjustments of FW acquired finished goods and contingent earn-out and other acquisition-related expenses.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Nine Months Ended September 30, 2015
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Retention bonus (d)	Acquisition- related charges and inventory fair value adjustments (e)	Non-GAAP
Cost of net revenues	$120,461	$107	$312	$—	$630	$765	$118,647
Operating costs and expenses:
Research and development	28,135	598	—	—	2,930	—	24,607
Sales and marketing	12,403	318	—	—	770	—	11,315
General and administrative	23,462	2,204	—	—	870	6,955	13,433
Amortization of purchased intangibles assets	1,096	—	1,096	—	—	—	—
Restructuring charges	789	—	—	789	—	—	—
Total operating costs and expenses	$65,885	3,120	1,096	789	4,570	6,955	$49,355
Total		$3,227	$1,408	$789	$5,200	$7,720

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)	Adjustments reflect accruals for an all-employee retention bonus plan.

(e)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the FW and DigiCore acquisitions and also include fair value adjustments of FW acquired finished goods and contingent earn-out and other acquisition-related expenses.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Loss before income taxes	$(20,802)	$(37,754)
Depreciation and amortization (a)	1,505	4,484
Share-based compensation expense (b)	1,254	3,227
Restructuring charges (c)	953	789
Retention bonus (d)	—	5,200
Acquisition-related charges (e)	3,469	7,720
Non-cash change in acquisition-related escrow (f)	10,533	10,317
Other expense (g)	2,766	3,977
Adjusted EBITDA	$(322)	$(2,040)

(a)	Adjustments reflect depreciation and amortization charges, including amortization of purchased intangibles for acquisitions.

(b)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)	Adjustments reflect accruals for an all-employee retention bonus plan.

(e)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the FW and DigiCore acquisitions and also include fair value adjustments of FW acquired finished goods and contingent earn-out and other acquisition-related expenses.

(f)	Adjustments reflect the non-cash change in an acquisition-related escrow account for the purchase of DigiCore.

(g)	Adjustments reflect interest expense and debt discount and debt issuance costs amortization on convertible notes, net of any interest income.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Net Revenues by Product Category
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Product Category	2015	2014	2015	2014
Mobile Computing Products	$37,139	$34,788	$116,692	$98,483
M2M Products and Solutions	17,438	9,542	46,194	31,401
Total	$54,577	$44,330	$162,886	$129,884